UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

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Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On October 28, 2025 (the “Closing Date”), Bridger Aerospace Group Holdings, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, Bain Capital Credit, LP, as administrative agent and collateral agent (“Bain”), and the other financial institutions or entities from time to time party thereto as lenders. The Credit Agreement consists of (i) initial term loans in an original aggregate principal amount equal to $210,000,000 (the “Initial Term Loans”), (ii) a revolving facility with revolving credit commitments of $21,500,000 (the “Revolving Credit Facility”) and (iii) a delayed draw term loan commitment in an original aggregate principal amount equal to $100,000,000, which shall remain available until October 28, 2027. The Initial Term Loans were funded in full on the Closing Date, and the Initial Term Loans, the Revolving Credit Facility, and any loans made pursuant to the delayed draw term loan commitment mature on October 28, 2030.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the election of the Company, either (i) the Term SOFR rate plus 6.00% or (ii) an Alternate Base Rate (“ABR”), plus 5.00%. The ABR is determined as the greatest of (a) the federal funds effective rate, plus 0.50%, (b) adjusted term SOFR plus 1.00%, (c) the prime rate and (d) 2.00%.

Prepayments of the loans under the Credit Agreement must include a prepayment premium equal to 3% of the amount prepaid in the first year after closing, 2% in the second year after closing and 1% in the third year after closing.

The obligations under the Credit Agreement are guaranteed by each subsidiary of the Company (other than certain excluded subsidiaries) and secured by substantially all assets of the Company and the guarantors, subject to customary exceptions.

The Credit Agreement includes customary restrictive covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens, make certain acquisitions, investments, asset dispositions and restricted payments, undertake fundamental changes and enter into restrictive agreements, in each case subject to certain exceptions. The Credit Agreement also includes financial covenants limiting the Company’s total leverage and requiring a minimum operating cash flow.

The Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including the right to declare any outstanding obligations under the Credit Agreement to be immediately due and payable and realize upon the collateral securing the obligations under the Credit Agreement and any related guarantees thereof.

In addition, for as long as Bain or its affiliates acts as the administrative agent under the Credit Agreement, the Company must provide two representatives designated by Bain non-voting observation rights to attend all meetings of the board of directors of the Company.

The foregoing description of the Credit Agreement is subject to, and qualified in its entirety by, reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 27, 2025, the Company repaid (the “Construction Loan Repayment”) in full the outstanding balance of all indebtedness, liabilities and other obligations, including all unpaid principal, accrued and unpaid interest, fees, costs and expenses (the “Construction Loan Obligations”) under its existing Construction Loan Agreement, dated as of September 30, 2019, as amended, by and between Bridger Solutions International, LLC and UMB Bank, n.a., successor by merger to HTLF Bank, the successor by merger to Rocky Mountain Bank (the “Construction Loan Agreement”).

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In addition, on the Closing Date, the Company used the proceeds from the Initial Term Loans to repay (collectively, the “Closing Date Repayments” and, together with the Construction Loan Repayment, the “Repayments”) in full the outstanding balance of all indebtedness, liabilities and other obligations, including all unpaid principal, accrued and unpaid interest, fees, costs and expenses (collectively, the “Live Oak and Gallatin Obligations” and together with the Construction Loan Obligations, the “Obligations”) under its existing:

•	Loan Agreement, dated May 19, 2020, as amended, by and between Bridger Air Tanker, 1 LLC and Live Oak Banking Company (the “First Live Oak Loan Agreement”);
•	Loan Agreement, dated August 10, 2020, as amended, by and between Bridger Air Tanker 2, LLC and Live Oak Banking Company (the “Second Live Oak Loan Agreement”); and
•	Second Amended and Restated Loan Agreement, dated as of August 1, 2022, as amended, by and among Gallatin County, Montana and Bridger Aerospace Group, LLC, Bridger Air Tanker, LLC, Bridger Air Tanker 3, LLC, Bridger Air Tanker 4, LLC, Bridger Air Tanker 5, LLC, Bridger Air Tanker 6, LLC, Bridger Air Tanker 7, LLC, Bridger Air Tanker 8, LLC, Bridger Solutions International 1, LLC and Bridger Solutions International 2, LLC (the “Second Amended and Restated Loan Agreement” and, together with the Construction Loan Agreement, the First Live Oak Loan Agreement and the Second Live Oak Loan Agreement, the “Loan Agreements”), which evidences and secures Gallatin County’s Industrial Development Revenue Bonds, Series 2022 (Taxable) and Series 2022B (Taxable) (the “2022 Bonds”). Repayment under the Second Amended and Restated Loan Agreement constituted full satisfaction and discharge of the 2022 Bonds and the related indenture obligations.

In connection with the Repayments, (i) all Obligations were deemed paid, satisfied in full and irrevocably terminated, discharged and released, (ii) the Loan Agreements and all related loan documents were irrevocably terminated, (iii) all liens, security interests, pledges, assignments, guarantees and other encumbrances granted by the Company or any other obligor pursuant to the Loan Agreements were irrevocably and unconditionally terminated and released and (iv) all items of possessory collateral held in connection with the Loan Agreements and all related loan documents were delivered to the Company or its designee.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2025, on May 23, 2025, the Company entered into a Purchase and Sale Agreement with SR Aviation Infrastructure, an affiliate of SomeraRoad, for the sale and leaseback of its hangar and office facilities at the Bozeman Yellowstone International Airport in Belgrade, Montana (the “Sale-Leaseback Transaction”).

On the Closing Date, in connection with the closing of the Credit Agreement, the Company consummated the Sale-Leaseback Transaction.

Item 7.01	Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 28, 2025, the Company issued a press release announcing the closing of the Sale Leaseback. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and 99.2.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of October 28, 2025, by and among Bridger Aerospace Group Holdings, Inc., Bain Capital Credit, LP, and the lender parties thereto

99.1	Press Release dated October 29, 2025, regarding the Credit Agreement

99.2	Press Release dated October 28, 2025, regarding the Sale Leaseback

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the exhibits or schedules of this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: October 29, 2025	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

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